As filed with the Securities and Exchange Commission on December 5, 2008

Registration No. 333-155051

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ALMOST FAMILY, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1153720
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky 40223

(502) 891-1000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William B. Yarmuth

Chief Executive Officer and President

Almost Family, Inc.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky 40223

(502) 891-1000

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Copy to: James A. Giesel Luke J. Frutkin Frost Brown Todd LLC 400 W. Market Street, 32nd Floor Louisville, Kentucky 40202-3363 (502) 589-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (2)(3)	Proposed Maximum Offering Price per Unit (3)	Proposed Maximum Offering Price (3)(4)	Amount of Registration Fee(5)
Common Stock, $0.10 par value per share and associated rights (1)
Series Preferred Stock, $0.05 par value per share
Warrants
Debt Securities
Total	$119,596,875		$119,596,875	$4,700.16(6)

(1)

The Company's Rights under the Stockholder Protection Rights Agreement dated February 1, 1999 initially are carried and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(2)	An indeterminate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.
(3)

Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities. Any securities registered hereunder may be sold separately or as units with other securities registered under this registration statement or with the securities previously registered and remaining unsold on registration statement no. 333-143459.

(4)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5)

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement relates also to an aggregate $30,403,125 of securities and 500,000 shares of Common Stock remaining unsold under a registration statement on Form S-3 previously filed by the registrant (File No. 333-143459). The registration fee paid in connection with this registration statement does not include the registration fees of $2,303 and $356, respectively, previously paid in connection with these securities and registration statement no. 333-143459.

(6)	Previously paid.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement is a combined prospectus that relates also to an aggregate $30,403,125 of securities and 500,000 shares of Common Stock remaining unsold under registration statement no. 333-143459, originally filed by the Registrant on June 1, 2007 and declared effective by the Securities and Exchange Commission on June 26, 2007, for which filing fees were previously paid. Accordingly, this registration statement, upon effectiveness, shall act as a post-effective amendment to registration statement no. 333-143459. Upon effectiveness of this registration statement, there will be an aggregate $150,000,000 of securities that may be sold by the Registrant and 500,000 shares of Common Stock that may be sold by the selling stockholders using the prospectus included in this registration statement. If any of the securities remaining unsold under registration statement no. 333-143459 are sold prior to the effective date of this registration statement, the amount of such securities sold will not be included in any prospectus hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2008

PROSPECTUS

ALMOST FAMILY, INC.

$150,000,000

Common Stock

Series Preferred Stock

Warrants

Debt Securities

500,000 Shares of Common Stock

We from time to time may offer common stock, preferred stock, warrants to purchase common stock or preferred stock, and debt securities for an aggregate initial offering price of up to $150 million. In addition, the selling stockholders named in this prospectus may from time to time sell up to 500,000 shares of our common stock. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company.

We may sell any combination of these securities in one or more offerings, for an aggregate initial offering price of up to $150 million. The selling stockholders may sell up to 500,000 shares of our common stock in one or more offerings. We will not receive any proceeds from sales made by the selling stockholders. We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis, in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in one ore more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the NASDAQ Global Market under the symbol "AFAM."

Investing in our securities involves risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2008.

Table of Contents

About this Prospectus                                                                                                               1

The Company                                                                                                                             1

Risk Factors                                                                                                                                 1

Forward-Looking Statements                                                                                                  1

Ratio of Earnings to Fixed Charges                                                                                        1

Use of Proceeds                                                                                                                         1

Description of Capital Stock                                                                                                    1

Description of the Warrants                                                                                                     1

Description of the Debt Securities                                                                                        1

Selling Stockholders                                                                                                               1

Plan of Distribution                                                                                                                 1

Legal Matters                                                                                                                           1

Experts                                                                                                                                       1

Where You Can Find More Information                                                                            1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings and the selling shareholders may, from time to time, sell up to 500,000 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of these securities. Each time we or the selling stockholders sell securities described in this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities. We will not receive any proceeds from any sales made by the selling stockholders.

You should read carefully this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, the terms “Company,” “we,” “us” and “our” mean Almost Family, Inc. and, unless the context otherwise requires, all subsidiaries included in our consolidated financial statements.

THE COMPANY

Overview

Almost Family, Inc. and subsidiaries (collectively "Almost Family") is a leading, regionally focused provider of home health services. We have service locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Alabama, Indiana, Illinois and Missouri (in order of revenue significance).

We were incorporated in Delaware in 1985. Through a predecessor merged into the Company in 1991, we have been providing health care services, primarily home health care, since 1976. On January 31, 2000, we changed the Company’s name to Almost Family, Inc. from Caretenders HealthCorp.

The Company has two reportable segments, Visiting Nurse ("VN") and Personal Care ("PC"). Our VN services consist primarily of the provision of skilled in-home medical services to patients in need of short-term recuperative health care. A majority of our patients receive this care immediately following a period of hospitalization or care in another type of in-patient facility. Our PC segment services are also provided in patients’ homes. These services (generally provided by para-professional staff such as home health aides) are generally of a custodial rather than skilled nature.

Our Company is highly dependent on government reimbursement programs which pay for the majority of the services we provide to our patients. Reimbursement under these programs, primarily Medicare and Medicaid, is subject to frequent changes as policy makers balance constituents’ needs for health care services within the constraints of the specific government’s fiscal budgets.

Our future success depends on our ability to execute our business plan. Our business plan provides for us to do the following over the next three to five years:

•	Generate meaningful same store sales growth through the focused provision of high quality services and attending to the needs of our patients;

•	Expand the significance of our Visiting Nurse, Medicare-based, home health services by selectively acquiring other quality providers, and through the startup of new agencies; and

•	Expand our capital base through both earnings performance and by seeking additional capital investments in our Company.

Over the next three to five years we will actively seek to acquire quality providers of Medicare-certified home health services. We may consider acquisitions of businesses that provide health care services similar to those we currently offer in our Personal Care segment but we expect most of our acquisition activity to be focused on Visiting Nurse operations. During 2008, the Company acquired 10 visiting nurse branch locations. During 2007 the Company acquired 5 visiting nurse branch locations. During 2006, the Company acquired 24 visiting nurse branch locations, one of which was essentially a startup operation.

Our corporate offices are located at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky 40223, and our telephone number is (502) 891-1000. General information, financial news releases and filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports are available free of charge on our website at www.almostfamily.com. We are not including the information on our website as part of, or incorporating it by reference into, this prospectus.

For additional information concerning our business and affairs, please refer to the documents incorporated by reference that are listed under the caption "Where You Can Find More Information."

RISK FACTORS

Before making an investment decision, you should carefully consider the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, incorporated by reference herein, including, without limitation, our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007. For more information, see "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated or deemed to be incorporated by reference are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein or in the documents incorporated or deemed to be incorporated by reference herein (including without limitation statements to the effect that we or our management "estimates," "expects," "anticipates," "plans," "believes," "projects," "continues," "may," or "will" or statements concerning "potential" or "opportunity" or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact should be construed as forward-looking statements. Forward-looking statements are based upon the Company's current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following:

•	general economic and business conditions;
•	demographic changes;
•	changes in, or failure to comply with, existing governmental regulations;
•	legislative proposals for healthcare reform;
•	changes in Medicare and Medicaid reimbursement levels, including a possible cut in the 2008 "market basket" increase in home health reimbursement;
•	effects of competition in the markets in which the Company operates;
•	liability and other claims asserted against the Company;
•	ability to attract and retain qualified personnel;
•	availability and terms of capital;
•	loss of significant contracts or reduction in revenues associated with major payer sources;
•	ability of customers to pay for services;
•	business disruption due to natural disasters or terrorist acts;
•

ability to successfully integrate the operations of acquired businesses and achieve expected synergies and operating efficiencies from the acquisition, in each case within expected time-frames or at all;

•	significant deterioration in economic conditions and significant market volatility;
•	effect on liquidity of the Company's financing arrangements; and,
•	changes in estimates and judgments associated with critical accounting policies and estimates.

For a detailed discussion of these and other factors and uncertainties that could cause the Company's actual results to differ materially and adversely from the results contemplated by the forward-looking statements, please refer to the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement, any risk factors set forth in our other filings with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, incorporated by reference herein and elsewhere in this prospectus or in any prospectus supplement or amendment to this prospectus. Forward-looking statements are applicable only as of the dates of such statements. You should not put undue reliance on any forward-looking statements. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances occurring after the date of such statements.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges because we have not issued any preferred stock. The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated are as follows:

	Fiscal Year Ended					Nine Months Ended September 30, 2008
	December 31, 2003	December 31, 2004	December 31, 2005	December 31, 2006	December 31, 2007
Ratio of earnings to fixed charges (1)	1.9	5.8	8.2	11.7	9.8	13.7

(1)

For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of pretax income from continuing operations plus fixed charges and (b) fixed charges consist of interest expense including the amortization of debt issuance expense and the interest portion of rental expense.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds to us from the sale of securities offered by us under this prospectus will be used for general corporate purposes and working capital requirements. We may also use all or a portion of the net proceeds to fund possible investments in, and acquisitions of, companies, businesses, partnerships, minority investments, products or technologies. Currently, there are no commitments or agreements regarding such acquisitions or investments. Pending the ultimate use of the proceeds, we intend to invest the net proceeds in money market funds, commercial paper and governmental and non-governmental debt securities with maturities generally up to one year.

We will not receive any proceeds from the sale of securities by selling stockholders, except to the extent that shares of common stock held in an escrow account are sold and the proceeds thereof are paid to us from the escrow account to satisfy an indemnification claim or claims against the selling stockholders. See "Selling Stockholders."

DESCRIPTION OF CAPITAL STOCK

As of December 5, 2008, our authorized capital stock consists of 25,000,000 shares of common stock, $0.10 par value, and 2,000,000 shares of Series Preferred Stock, $0.05 par value. The following is a summary of the material provisions of the common stock and the preferred stock contained in our certificate of incorporation and bylaws. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws that are filed as exhibits to the registration statement that includes the prospectus.

Common stock

As of December 5, 2008, there were approximately 8,136,723 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

Series Preferred stock

As of December 5, 2008, there were no shares of preferred stock outstanding.

Undesignated preferred stock

Pursuant to our certificate of incorporation, our board of directors has the authority without further action by our stockholders, to issue one or more additional series of preferred stock. Our board of directors has the authority to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The board of directors is also authorized to determine and alter the powers, rights, preferences and privileges and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock. In addition, within the limitations or restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, the board of directors has the authority to increase or decrease, but not below the number of shares of such series then outstanding, the number of shares of any series subsequent to the issue of shares of that series.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders and may adversely affect the market price of, and the voting and other rights of, the holders of our common stock.

The prospectus supplement with respect to any issuance of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock, if any, will be fully paid and nonassessable upon issuance.

Delaware Law and Certain Provisions of Our Certificate of Incorporation and Bylaws

Delaware law and our certificate of incorporation and bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of us. In addition, provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders.

Delaware Section 203

We are subject to the business combination statute of Delaware law, Section 203. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board or unless the business combination was approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than thirty days before the scheduled date of the annual meeting regardless of any postponement, deferral or adjournment of that meeting to a later date. The bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized But Unissued Shares

Authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. In addition, the authorization of undesignated preferred stock makes it possible for our board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

Term; Filling Vacancies

Our certificate of incorporation and bylaws provide for a board consisting of a number of directors as fixed by a resolution of the board from time to time. Each director holds office until the next annual meeting of the stockholders and until the director’s successor has been duly elected and qualified or until such director’s earlier resignation, removal from office or death. Vacancies on our board (including vacancies created by an increase in the number of directors) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board (and not by the stockholders). This provision could prevent a stockholder from obtaining majority representation on the board by enlarging our board and filling the new directorships with its own nominees.

Action by Written Consent of Stockholders

Our bylaws provide that stockholders may act by written consent of the holders of not less than 80% of the votes entitled to be cast. This 80% majority requirement could make it more difficult for stockholders to initiate actions that are opposed by our board. In addition, the inability of stockholders to act by written consent may make it more difficult to change our board and management.

Limitation of Liability and Indemnification

Our certificate of incorporation contains provisions relating to the elimination of personal liability of our directors to us or to our stockholders for monetary damages to the full extent permitted by Delaware law. In addition, our bylaws contain provisions that require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. This indemnification would cover all expenses and liabilities reasonably incurred in connection with their services for or on behalf of us.

Stockholder Rights Plan

On February 1, 1999 the Company implemented a stockholder protection rights plan. One right was distributed as a dividend on each share of common stock of the Company held of record as of the close of business on February 16, 1999. Subject to the terms and conditions of the plan, the rights will be exercisable only if a person or group acquires beneficial ownership of 20% or more of the Company’s common stock or announces a tender or exchange offer upon consummation of which, such person or group would beneficially own 20% or more of the common stock of the Company. If the rights are triggered, then each right not owned by the acquiring person or group entitles its holder to purchase shares of Company common stock at the right’s current exercise price, having a value of twice the right’s exercise price. The Company may redeem the rights at any time until the close of business on the tenth business day following an announcement by the Company that an acquiring person or group has become the beneficial owner of 20% or more of the Company’s common stock.

The operation of the stockholder rights plan could make it more difficult for us to be acquired by another company, even if our acquisition is in the best interests of our stockholders. The rights will cause substantial dilution to a person or group that acquires 20% or more of our common stock on terms not approved by the board of directors.

The rights will expire on January 29, 2009 unless extended, earlier redeemed, or exchanged by us.

Transfer agent

The transfer agent for our common stock is Registrar and Transfer Company. Its address is 10 Commerce Drive, Cranford, New Jersey 07016-3572 and its telephone number is (908) 497-2300.

Listing

Our common stock is quoted on the NASDAQ Global Market under the symbol "AFAM."

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Stock warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Almost Family.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities. We filed the form of each type of indenture as an exhibit to the registration statement of which this prospectus is a part.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words "Almost Family," "we," "us" or "our" refer only to Almost Family, Inc. and not to any of our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The indentures will be qualified under the trust Indenture Act of 1939.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•

the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at stated maturity will not be determinable as of any date before stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and discharge; defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions, including whether cash is payable upon conversion;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, additions to or changes in, the events of default, acceleration provisions or covenants;

•	any restrictive covenants that may be applicable to the debt securities;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Conversion and Exchange Rights

If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the prospectus supplement. The conversion may be mandatory or may be at your option.

Subordination

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities. Senior debt securities will constitute senior debt under the subordinated indenture.

Upon any distribution of our assets upon any dissolution or reorganization, assignment for the benefit of creditors, bankruptcy or similar proceedings, or in the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to that series, holders of any senior debt would be entitled to payment in full of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution. In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent. We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, so long as any securities remain outstanding, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•

the successor entity, if any, is a corporation, limited liability company, partnership or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•	the successor entity assumes our obligations on the debt securities and under the indentures;
•

immediately after giving effect to the transaction, no event of default or event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions governing such debt securities.

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	providing for guaranties of, or additional obligors on, the securities;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

The term "foreign government obligations" means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

SELLING STOCKHOLDERS

Certain stockholders of the Company who acquired shares of our common stock in connection with the Company’s acquisition transactions involving Quality of Life Holdings, Inc. and Apex Home Healthcare Services, LLC were granted registration rights by the Company pursuant to the Registration Rights Agreement between the Company and those stockholders dated October 26, 2007 and March 26, 2008, respectively. These stockholders may exercise their right to sell shares of our common stock from time to time under this registration statement and pursuant to their registration rights agreement. Certain officers and directors of the Company or other holders of our common stock may also sell shares of our common stock. These officers and directors or other holders acquired their shares by means of private placements, the acquisition of another business entity by us, or pursuant to employee stock plans and the exercise of options or rights issued under employee stock plans. The prospectus supplement for any offering of the common stock by selling stockholders will include the following information:

•	The names of the selling stockholders;

•	The nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

•	The number of shares held by each of the selling stockholders before and after the offering;

•	The percentage of the common stock held by each of the selling stockholders before and after the offering; and

•	The number of shares of our common stock offered by each of the selling stockholders.

PLAN OF DISTRIBUTION

By Us

We may sell the securities from time to time in one or more transactions:

•	through one or more underwriters or dealers;

•	directly to purchasers;

•	through agents; and

•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices, such as an "at the market offering"; and

•	at negotiated prices.

We will describe the method of distribution of each series of securities in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

In connection with the offering of certain offered securities, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the market prices of such offered securities or our other securities, including stabilizing transactions, syndicate covering transactions and the imposition of penalty bids. Specifically, such persons may overallot in connection with the offering and may bid for and purchase the offered securities in the open market.

All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

By the Selling Stockholders

The selling stockholders may offer and sell shares directly from time to time. The selling stockholders may transfer, devise or gift shares by other means. Selling stockholders may also resell all or a portion of their shares in open market transactions in reliance upon the available exemptions under the Securities Act, such as Rule 144, provided that such transactions satisfy the requirements of one of these exemptions.

Alternatively, the selling stockholders from time to time may offer shares through brokers, dealers, agents or underwriters. Brokers, dealers, agents or underwriters participating in transactions may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchaser of the shares, from that purchaser). The discounts, concessions or commissions might be in excess of those customary in the type of transaction involved and will be in amounts to be negotiated in connection with the sale.

The selling stockholders and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act and to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In addition, if the selling stockholders are limited liability companies or limited partnerships they may, in the future, distribute their shares to their members or certain other permitted transferees, which may likewise further distribute such shares. Distributed shares may later be sold by such members or other transferees, or by any of their respective distributees.

In order to comply with certain states’ securities laws, if applicable, the shares will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each sale, subject to certain contractual limitations. The selling stockholders may sell all or a portion of the shares from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares by one or more of the following methods:

•	through one or more underwriters or dealers;

•	directly to purchasers;

•	through agents; and

•	through a combination of any of these methods of sale.

In addition, selling stockholders may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;

•	sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•

write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

•

enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

•	loan the shares to a broker, dealer or other financial institution, who may sell the loaned shares.

These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

The Exchange Act and the anti-manipulation rules under the Exchange Act apply to the sales of shares in the market and to the activities of the selling stockholders and their affiliates. The rules under the Exchange Act include Regulation M, which limits the timing of purchases and sales of securities by the selling stockholders and their affiliates in a distribution. This may affect the marketability of the shares of common stock and the ability of any person or entity engaged in a distribution to engage in market-making activities in the shares.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.

We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses, legal fees and accounting fees. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for any discounts, commissions and concessions.

We have agreed to indemnify in certain circumstances certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act. Certain of the selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act. The selling stockholders may also agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

There can be no assurance that the selling stockholders will sell, or be entitled to sell, any or all of the shares of common stock offered hereunder.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. The selling stockholders may also be contractually restricted from using one or more of the methods of distribution described above by the terms and conditions of any applicable registration rights agreement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Frost Brown Todd LLC, Louisville, Kentucky. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Almost Family, Inc. appearing in Almost Family, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of PCI Holding Corp. included in Exhibit 99.1 of Almost Family, Inc.’s Current Report on Form 8-K/A dated October 16, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Smoak, Davis & Nixon LLP, an independent public accounting firm, has audited the combined financial statements of Apex Home Healthcare Services, LLC, Apex Health and Rehab Center, LLC, Apex House Call Doctors, LLC and Apex Healthcare Solutions, LLC, as part of their report dated May 30, 2008, which report appears in the report on Form 8-K/A of Almost Family, Inc., as filed on June 6, 2008 with the SEC, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements and schedule of Apex Home Healthcare Services, LLC and combined entities are incorporated by reference in reliance on Smock, Davis & Nixon LLP’s report, given on their authority as experts in accounting and auditing.

Rivero, Gordimer & Company, P.A., an independent public accounting firm, has audited the consolidated financial statements and schedules of Quality of Life Holdings, Inc., and its subsidiaries and affiliates, as part of their report dated July 13, 2007, which report appears in the report on Form 8-K/A of Almost Family, Inc., as filed on January 4, 2008 with the SEC, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements and schedules of Quality of Life Holdings, Inc. and its subsidiaries and affiliates, are incorporated by reference in reliance on Rivero, Gordimer & Company, P.A.’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission, in accordance with the Securities Exchange Act of 1934, or the Exchange Act; our SEC file no. for these filings is 001-09848.You may read and copy our reports, proxy statements and other information filed by us at the public reference room of the Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available free of charge to the public over the Internet at the Commission’s website at http://www.sec.gov.

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the Commission’s public reference room in Washington, D.C., as well as through the Commission’s website.

The Commission allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with Commission rules:

•	Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007 that we filed with the SEC on April 29, 2008.

•

Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008 that we filed with the SEC on May 12, 2008, August 5, 2008 and November 5, 2008, respectively.

•

Our Current Reports on Form 8-K that we filed with the SEC on November 1, 2007, as amended January 4, 2008; March 28, 2008, as amended June 6, 2008; April 11, 2008; May 9, 2008; June 19, 2008; July 18, 2008; August 4, 2008, as amended October 16, 2008; August 12, 2008; and October 24, 2008.

•

The section entitled "Description of Securities to be Registered" contained in the Registration Statements on Form 8-A filed on February 19, 1999 and February 25, 1988, as amended, and all amendments or reports filed for the purpose of updating such description before the termination of the offering of Common Stock thereby.

You may request a copy of these filings, at no cost, by telephoning us at (502) 891-1000 or by writing us at the following address:

Almost Family, Inc.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky 40223

Part II

Information Not Required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

Securities and Exchange Commission registration fee	$4,700.16*
Trustee’s and transfer agent’s fees and expenses	10,000
Accounting fees and expenses	50,000
Legal fees and expenses	50,000
Printing and engraving	75,000
Blue sky fees and expenses	5,000
Miscellaneous	5,300

Total	$200,000.16
]

* Previously paid.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (DGCL) permits a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions except that no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court deems proper. To the extent such person has been successful on the merits or claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Corporations, under certain circumstances, may pay expenses incurred by an officer or director in advance of the final disposition of an action for which indemnification may be permitted or required. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 further provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

Article 9 of the Company’s Amended and Restated By-Laws provides:

9.1	Right to Indemnification.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

9.2	Procedure for Indemnification.

Any indemnification under Subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockbrokers.

9.3	Advances for Expenses.

Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount. Such director, officer, employee or agent shall not repay the amount if it shall be ultimately determined that such person is entitled to be indemnified by this section.

9.4	Other Rights; Continuation of Right to Indemnification.

The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such officer, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. For purposes of this section, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 9 with respect to the resulting or surviving corporation, as such person would if such person had served the resulting or surviving corporation in the same capacity.

9.5	Insurance.

The Corporation is authorized, according to the discretion of the board of directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation must indemnify such person against such liability under the provisions of this section.

The Company maintains liability insurance coverage for its officers and directors which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers with respect to actions arising out of the performance of such officer’s or director’s duty in his or her capacity as such.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Title
1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit No. 3.1 of the Registrant's Annual Report on Form 10-K for the year ended March 31, 1997).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3 of the Registrant's Current Report on Form 8-K dated February 1, 1999).

4.1

Stockholder Protection Rights Agreement dated February 1, 1999, between the Registrant and Reliance Trust Company (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated February 1, 1999).

4.2

Stockholder Protection Rights Agreement dated February 1, 1999, between the Registrant and Reliance Trust Company (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated February 1, 1999).

4.3

Registration Rights Agreement, dated October 26, 2007, between the Registrant and Quality of Life Holdings, Inc. (incorporated by reference to Exhibit C to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated November 1, 2007).

4.4

Registration Rights Agreement, dated as of March 26, 2008 by and among the Registrant and Apex Home Healthcare Services, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2008).

4.5	Form of Senior Indenture.

4.6	From of Subordinated Indenture.

4.7	Form of Senior Debt Security.*

4.8	Form of Subordinated Debt Security.*

4.9	Form of Certificate of Designation.*

4.10	Form of Preferred Stock Certificate.*

4.11	Form of Deposit Agreement.*

4.12	Form of Warrant Agreement.*

4.13	Form of Warrant Certificate.*

5.1	Opinion of Frost Brown Todd LLC.**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Ernst & Young, LLP, independent registered public accounting firm.**

23.2	Consent of PricewaterhouseCoopers, LLP, independent accountants.**

23.3	Consent of Smoak, Davis & Nixon LLP, independent accountants.**

23.4	Consent of Rivero, Gordimer & Company, P.A., independent accountants.**

23.5	Consent of Frost Brown Todd LLC (included in Exhibit 5.1 hereto).**

24.1	Power of Attorney of certain directors and officers of Almost Family, Inc.**

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939 for Senior Indenture.*

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939 for Subordinated Indenture.*

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

**	Previously filed.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on December 5, 2008.

ALMOST FAMILY, INC.
By:	/s/ William B. Yarmuth
William B. Yarmuth Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on December 5, 2008.

Signature	Title
/s/ William B. Yarmuth	Director, Chief Executive Officer and President (Principal Executive Officer)
William B. Yarmuth

/s/ C. Steven Guenthner	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
C. Steven Guenthner

/s/ John B. Walker	Vice President and Chief Accounting Officer (Principal Accounting Officer)
John B. Walker

*	Director
Steven B. Bing

*	Director
Donald G. McClinton

*	Director
Tyree G. Wilburn

*	Director
Jonathan D. Goldberg

*	Director
W. Earl Reed III

*	Director
Henry M. Altman, Jr.

*By:	/s/ C. Steven Guenthner
C. Steven Guenthner Attorney-in-fact

Exhibit Index

Exhibit Number	Title
1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit No. 3.1 of the Registrant's Annual Report on Form 10-K for the year ended March 31, 1997).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3 of the Registrant's Current Report on Form 8-K dated February 1, 1999).

4.1

Stockholder Protection Rights Agreement dated February 1, 1999, between the Registrant and Reliance Trust Company (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated February 1, 1999).

4.2	Other Debt Instruments – copies of other debt instruments for which the total debt is less than 10% of assets will be furnished to the Commission upon request.

4.3

Registration Rights Agreement, dated October 26, 2007, between the Registrant and Quality of Life Holdings, Inc. (incorporated by reference to Exhibit C to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated November 1, 2007)

4.4

Registration Rights Agreement, dated as of March 26, 2008 by and among the Registrant and Apex Home Healthcare Services, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2008).

4.5	Form of Senior Indenture.

4.6	From of Subordinated Indenture.

4.7	Form of Senior Debt Security.*

4.8	Form of Subordinated Debt Security.*

4.9	Form of Certificate of Designation.*

4.10	Form of Preferred Stock Certificate.*

4.11	Form of Deposit Agreement.*

4.12	Form of Warrant Agreement.*

4.13	Form of Warrant Certificate.*

5.1	Opinion of Frost Brown Todd LLC.**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Ernst & Young, LLP, independent registered public accounting firm.**

23.2	Consent of PricewaterhouseCoopers, LLP, independent accountants.**

23.3	Consent of Smoak, Davis & Nixon LLP, independent accountants.**

23.4	Consent of Rivero, Gordimer & Company, P.A., independent accountants.**

23.5	Consent of Frost Brown Todd LLC (included in Exhibit 5.1 hereto).**

24.1	Power of Attorney of certain directors and officers of Almost Family, Inc.**

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939 for Senior Indenture.*

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939 for Subordinated Indenture.*

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

**	Previously filed.